Exhibit 99.1

TRAC Intermodal LLC and TRAC Intermodal Corp. Announce Offering of Senior Secured Notes

PRINCETON, N.J., March 7, 2016 /PRNewswire/ -- TRAC Intermodal LLC (the "Company") today announced its proposed offering with TRAC Intermodal Corp. (together, the "Issuers") of $485 million aggregate principal amount of senior secured notes due 2021 (the "Notes"). The Notes and the related note guarantees will be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to non-U.S. persons in accordance with Regulation S under the Securities Act. The precise timing, size and terms of the offering are subject to market conditions and other factors.

The net proceeds from the sale of the Notes will be used to redeem all of the $150 million currently outstanding aggregate principal amount of the 11.0% senior secured notes due 2019 issued by the Issuers and to pay accrued interest, premiums, fees and expenses related thereto. The excess net proceeds will be used to pay a cash dividend of approximately $325 million to the Company's ultimate shareholders. The foregoing does not constitute a notice of redemption for the Issuers' outstanding notes.

The Notes will be guaranteed by certain of the subsidiaries that guarantee the Company's senior secured credit facility (the "ABL Credit Facility") as well as by Interpool, Inc. d/b/a TRAC Intermodal ("TRAC Intermodal"), the borrower under the ABL Credit Facility and a wholly owned subsidiary of the Company. The Notes and the note guarantees will be secured, subject to certain exceptions and permitted liens, by a second-priority lien on all of the tangible and intangible assets that secure the obligations of the Company and the guarantors under the ABL Credit Facility.

The Notes and the related note guarantees have not been registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.

About TRAC Intermodal

TRAC Intermodal is North America's leading intermodal equipment provider and chassis pool manager, measured by total assets. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 278,000 chassis. TRAC Intermodal has a broad operating footprint with approximately 600 marine, 160 domestic and 60 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Cautionary Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

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